Exhibit 99.1
Local Bounti Announces First Quarter 2023 Financial Results
Reaffirms full year 2023 guidance of $34 to $40 million

HAMILTON, MT – May 10, 2023 – Local Bounti Corporation (NYSE: LOCL, LOCL WS) ("Local Bounti" or the "Company"), a breakthrough U.S. indoor agriculture company combining the best aspects of vertical and greenhouse growing technologies, today announced its financial results for the three months ended March 31, 2023 and reaffirmed full year 2023 guidance.

Craig Hurlbert, Co-CEO of Local Bounti, stated, "First quarter results were consistent with our expectations and reflect the commissioning phase of our Georgia facility. This facility is an important lever for our business to achieve the anticipated growth acceleration in the years to come as we complete the full integration of our vertical 'Stack' system. Georgia reflects the latest advancements in our Stack & Flow TechnologyTM and is a testament to our unwavering focus on capital efficiency."

Mr. Hurlbert continued, "We are on track to complete our Georgia and Texas facilities in 2023 and our Washington facility early in the first quarter of 2024. Further, we continue to push forward our other projects with the resources provided by the recent announcements surrounding our new financings. With this additional capital, we believe that we have the funding required to drive the business and achieve breakeven adjusted EBITDA by the end of 2024 or early 2025."

First Quarter 2023 Financial Summary

•Sales of $6.7 million in the first quarter of 2023, as compared to $0.3 million in the prior year period.

•Gross profit was $0.3 million in the first quarter of 2023. Adjusted gross margin percentage1 was approximately 33%, excluding depreciation, stock-based compensation, business combination related integration costs, and other non-recurring items. Adjusted gross margin was impacted by persistent heavy rains which caused temporary production and delivery interruptions, and tempered demand.

•Net loss was $23.5 million in the first quarter of 2023 as compared to net loss of $25.8 million for the prior year period. Adjusted EBITDA1 loss was $7.4 million, which excludes $6.0 million in stock-based compensation, $4.3 million in interest expense, $3.5 million of depreciation and amortization, and $2.4 million of business acquisition and strategic transaction due diligence and integration related costs and other non-recurring items. Adjusted EBITDA loss in the prior year period was $8.5 million.

1See reconciliation of the non-GAAP measures at the end of this press release.

Commercial Facility Expansion Update

Byron, Georgia Facility Progress — "Stack" Integration on Track for Fourth Quarter Completion
Construction of the greenhouse Phase 1-B was completed in early second quarter and seeding began in April 2023. As part of its Stack & Flow TechnologyTM implementation, the Company completed its first "Stack" zone in the fourth quarter of 2022, with the remaining Stack zones that comprise Phase 1-C to be completed early in the fourth quarter 2023. The Company’s Stack & Flow TechnologyTM is expected to add approximately 40% of incremental revenue generating capacity to the finished Georgia facility, which will be comprised of six acres of greenhouses and multiple climate, water, and spectral controlled Stack zones.

Mount Pleasant, Texas Facility Progress
In early January 2023, the Company started construction of the six-acre facility and has since completed the pad and foundations. The addition of the new facility in northeast Texas is expected to fortify Local Bounti's distribution in markets across Texas, Oklahoma, Louisiana, Mississippi, Arkansas, Kansas, and Missouri. Further, the facility is designed to provide additional capacity to meet existing demand from Local Bounti's direct relationships with blue-

chip retailers and distributors throughout the region. The facility is expected to commence operations in the fourth quarter of 2023.

Pasco, Washington Facility Progress
The Pasco, Washington facility continues to progress with the pad and foundation work now complete. The facility will be comprised of three acres of greenhouse that will be supported by multiple Stack zones. The facility will help bolster the Company’s distribution capabilities in the Pacific Northwest and is expected to commence operations early in the first quarter 2024, which reflects the Company's decision to stagger construction to accommodate the commissioning of its Texas facility in the fourth quarter of 2023.
Capital Structure

The Company ended the quarter with cash and cash equivalents of $7.5 million and approximately $116.5 million of undrawn capacity on its credit facility with Cargill Financial Services International, Inc. Local Bounti had approximately 104.2 million shares outstanding as of March 31, 2023, and had an additional 81.1 million warrants outstanding and approximately 12.1 million restricted stock units outstanding. As of March 31, 2023, including these warrants and restricted stock units, the Company had a fully diluted share count of approximately 197.4 million shares outstanding.

Financing in Place to Achieve Breakeven Adjusted EBITDA
On March 28, 2023 the Company amended its credit agreements with Cargill Financial Services International, Inc. ("Cargill"), expanding the facilities by up to $110 million to a total of up to $280 million.

On April 27, 2023 the Company completed its sale-leaseback transaction with an internally managed net-lease real estate investment trust, for approximately $35 million. This cash, combined with proceeds available from our agreement with Cargill, provides us with over $58 million of capital to fund our operations. The Company will be utilizing such cash for general corporate purposes and to support its growth plans and immediate efforts to increase production in order to meet accelerating demand for the Company's products.

Additionally, the Company entered into additional term sheets for up to approximately $90 million of debt funding from a licensed United States Department of Agriculture (USDA) lender. The Company intends to utilize these funds, if received, to reduce its use of construction financing and lower its cost of capital. The Company anticipates closing on the first $35 million of this funding in the second quarter of 2023, with the remaining $55 million closing to be completed at a future date.

Financial Outlook

Management is reaffirming its full year 2023 sales guidance of $34 to $40 million, which approximates its expected production from its Montana, California and Georgia (Phase 1-A and 1-B) facilities, but excludes the expected future positive impact from additional capacity following its Stack implementation (Phase 1-C) at the Georgia facility.

Conference Call

The Company will host a conference call with members of the Local Bounti executive management team. The conference call is scheduled to begin at 8:00 a.m. ET on Wednesday May 10, 2023. To participate on the live call, listeners in North America may dial (877) 514-3623 and international listeners may dial (201) 689-8768.

In addition, the call will be broadcast live via webcast, hosted at the "Investors" section of the Company's website at localbounti.com and will be archived online.

About Local Bounti
Local Bounti is redefining indoor farming with an innovative method – its proprietary Stack & Flow Technology™ – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing over 10,000 retail doors with its two brands: Local Bounti® and Pete's®. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti's sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to 'bring our farm to your kitchen in the fewest food miles possible,' Local Bounti's food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as "expect," "will," "continue," "believe," expect," "estimate," "project," "intend," "should," "is to be," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: statements regarding the existence of sources of committed financing, development of technology, goals to achieve positive adjusted EBITDA, projected financial information, estimates and forecasts of other financial and performance metrics, projected costs of building or acquiring facilities, projections of market opportunity and market share, and the Company's ability to access additional capital when needed and on terms acceptable to the Company. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms, or at all; Local Bounti's ability to effectively integrate the acquired operations of any CEA or similar operations which it acquires into its existing operations; the ability of Local Bounti to retain and hire key personnel; the uncertainty of projected financial information; Local Bounti's increased leverage as a result of additional indebtedness incurred in connection with the acquisition of Pete's or as the result of the incurrence of additional future indebtedness; restrictions contained in Local Bounti's debt facility agreements with Cargill; Local Bounti's ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; and unknown liabilities that may be assumed in the transaction; Local Bounti's ability to generate revenue; the risk that Local Bounti may never achieve or sustain profitability; the risk that Local Bounti could fail to effectively manage its future growth; Local Bounti's ability to build out additional facilities; reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices; Local Bounti's ability to decrease its cost of goods sold over time; potential for damage to or problems with Local Bounti's CEA facilities; Local Bounti's ability to attract and retain qualified employees; Local Bounti's ability to develop and maintain its brand or brands it may acquire; Local Bounti's ability to maintain its company culture or focus on its vision as it grows; Local Bounti's ability to execute on its growth strategy; the risks of diseases and pests destroying crops; Local Bounti's ability to compete successfully in the highly competitive natural food market; Local Bounti's ability to defend itself against intellectual property infringement claims; changes in consumer preferences, perception and spending habits in the food industry; seasonality; Local Bounti's ability to achieve its sustainability goals; and other risks and uncertainties indicated from time to time, including those under "Risk Factors" and "Forward-Looking Statements" in Local Bounti's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as supplemented by other reports and documents Local Bounti files from time to time with the SEC. Local Bounti cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date hereof. Local Bounti does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Information

This press release contains references to adjusted EBITDA, adjusted gross profit, adjusted gross margin percentage and adjusted selling, general and administrative, which are adjusted from results based on generally accepted accounting principles in the United States ("GAAP") and exclude certain expenses, gains and losses. The Company defines and calculates adjusted EBITDA as net loss attributable to Local Bounti before the impact of interest expense, depreciation, amortization, and adjusted to exclude stock-based compensation expense, business acquisition and strategic transaction due diligence and integration related costs, utilities price spike and inclement weather related costs, loss on disposal of fixed assets, and certain other non-core items. The Company defines and calculates adjusted gross profit as gross profit excluding depreciation, stock-based compensation, utilities price spike and inclement weather related costs, and acquisition related integration costs. The Company defines and calculates adjusted gross margin percentage as adjusted gross profit as a percent of sales. The Company defines and calculates adjusted selling, general and administrative as selling, general and administrative expense excluding stock-based compensation, depreciation, amortization, and business acquisition and strategic transaction due diligence and integration related costs.

These non-GAAP financial measures are provided to enhance the user's understanding of the Company's prospects for the future and the historical performance for the context of the investor. The Company's management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three months ended March 31, 2023 and 2022.

Contact:

Kathleen Valiasek, Chief Financial Officer
Local Bounti
investors@localbounti.com

LOCAL BOUNTI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$7,468	$13,666
Restricted cash and cash equivalents	—	11,272
Accounts receivable, net	2,610	2,691
Inventory, net	3,848	3,594
Prepaid expenses and other current assets	3,459	2,881
Total current assets	17,385	34,104
Property and equipment, net	196,907	157,844
Operating lease right-of-use assets	235	137
Goodwill	38,481	38,481
Intangible assets, net	45,597	47,273
Other assets	24	901
Total assets	$298,629	$278,740

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$21,849	$13,757
Accrued liabilities	10,061	9,426
Operating lease liabilities	81	84
Total current liabilities	31,991	23,267
Long-term debt, net of debt issuance costs	122,417	119,814
Financing obligation	14,188	14,139
Operating lease liabilities, noncurrent	169	187
Warrant liability	25,697	—
Total liabilities	194,462	157,407

Commitments and contingencies

Stockholders' equity
Common stock, 0.0001 par value, 400,000,000 shares authorized, 104,240,153 and 103,700,630 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	10	10
Additional paid-in capital	306,997	300,636
Accumulated deficit	(202,840)	(179,313)
Total stockholders' equity	104,167	121,333
Total liabilities and stockholders' equity	$298,629	$278,740

LOCAL BOUNTI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Sales	$6,698	$282
Cost of goods sold(1)(2)	6,419	234
Gross profit	279	48
Operating expenses:
Research and development(1)(2)	3,576	1,948
Selling, general and administrative(1)(2)	15,981	22,259
Total operating expenses	19,557	24,207
Loss from operations	(19,278)	(24,159)
Other income (expense):
Interest expense, net	(4,299)	(1,643)
Other income	50	30
Net loss	$(23,527)	$(25,772)

Net loss applicable to common stockholders per basic common share:
Basic and diluted	$(0.23)	$(0.32)
Weighted average common shares outstanding:
Basic and diluted	100,462,262	81,009,268

(1) Amounts include stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
Cost of goods sold	$87	$5
Research and development	738	485
Selling, general and administrative	5,134	10,523
Total stock-based compensation expense, net of amounts capitalized	$5,959	$11,013
(2) Amounts include depreciation and amortization as follows:

	Three Months Ended March 31,
	2023	2022
Cost of goods sold	$936	$62
Research and development	566	312
Selling, general and administrative	1,956	167
Total depreciation and amortization	$3,458	$541

LOCAL BOUNTI CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands)

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN PERCENTAGE

	Three Months Ended March 31,
	2023	2022
Sales	$6,698	$282
Cost of goods sold	6,419	234
Gross profit	279	48
Depreciation	936	62
Stock-based compensation	87	5
Utilities price spike and inclement weather related costs	727	—
Acquisition related integration costs	157	—
Adjusted gross profit	$2,186	$115
Adjusted gross margin %	33%	41%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

	Three Months Ended March 31,
	2023	2022
Selling, general and administrative	$15,981	$22,259
Stock-based compensation	(5,134)	(10,523)
Depreciation and amortization	(1,956)	(167)
Business acquisition and strategic transaction due diligence and integration related costs	(1,552)	(3,901)
Adjusted selling, general and administrative	$7,339	$7,668

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2023	2022
Net loss	$(23,527)	$(25,772)
Stock-based compensation expense	5,959	11,013
Interest expense, net	4,299	1,643
Depreciation and amortization	3,458	541
Utilities price spike and inclement weather related costs	727	—
Business acquisition and strategic transaction due diligence and integration related costs	1,709	3,901
Loss on disposal of fixed assets	—	196
Other income	(50)	(30)
Adjusted EBITDA	$(7,425)	$(8,508)